Statement Re: Computation of Earnings Per Share                    Exhibit 11.1




                                                           Three Months Ended                           Nine Months Ended
                                                -------------------------------------       -------------------------------------
                                                October 3, 1997    September 30, 1996       October 3, 1997    September 30, 1996
                                                ---------------    ------------------       ---------------    ------------------

Weighted average shares outstanding                   9,168,921             6,005,227             9,107,338             5,728,874
Effect of common and common
     equivalent shares issued by the
     Company during the twelve month period
     immediately preceding the Company's
     registration for initial public
     offering on August 2, 1996, as if
     they were outstanding for all periods
     presented prior to the registration
     for initial public offering, using
     the treasury stock
     method                                                   0                     0                     0               206,902
                                                ----------------   -------------------      ----------------   -------------------
Total shares                                          9,168,921             6,005,227             9,107,338             5,935,776
                                                ================   ===================      ================   ===================
Net income (loss)                                    $ (874,874)           $ (969,681)         $ (5,704,278)         $ (2,857,847)
                                                ================   ===================      ================   ===================
Net income (loss) per common and
     common share equivalent                         $    (0.10)           $    (0.16)         $      (0.63)         $      (0.48)
                                                ================   ===================      ================   ===================
